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                                                                      Exhibit 21

          Subsidiaries of St. John Knits International, Incorporated

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          Subsidiary Name:                           Organized Under
                                                     Laws of :
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          St. John Knits, Inc.                       California
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          St. John Trademarks, Inc.                  California
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          St. John Italy, Inc.                       California
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          St. John Home, LLC                         Delaware
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          SJK International, Inc.                    Barbados
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          St. John Knits AG                          Switzerland
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          St. John de Mexico S.A. de C.V.            Mexico
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          St. John Company, Ltd.                     Japan
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          St. John Knits & Cie. S.e.n.c.             Luxembourg
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          St. John Asia Limited                      Hong Kong
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